Exhibit 10.2

Del Monte Foods Company Deferred Compensation Plan

Plan Provisions – Adoption Agreement

1.01	PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

	(a)	☒	adopts a new plan as of October 1, 2009 [month, day, year]

	(b)	☐	amends and restates its existing plan as of [month, day, year] which is the Amendment Restatement Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Restatement Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Restatement Date.

Original Effective Date: [month, day, year]

Pre-409A Grandfathering: ☐ Yes ☐ No

1.02	PLAN

	Plan Name:	Del Monte Foods Company Deferred Compensation Plan

Plan Year: The period that is Del Monte Foods Company’s fiscal year, commencing each year on the first day of the Del Monte Foods Company’s fiscal year (the first Monday after the Sunday closest to the end of April) and ending each year on the last day of Del Monte Foods Company’s fiscal year (the Sunday closest to the end of April). Plan Year shall also mean the same as fiscal year or “FY”. The year designating a Plan Year refers to the calendar year in which the fiscal year ends (e.g., FY2010 ends May 2, 2010).

1.03	PLAN SPONSOR

	Name:	Del Monte Foods Company

	Address:	One Market @ The Landmark, San Francisco, California 94105

	Phone # :	415 247-3000

	EIN:	13-3542950

	Fiscal Yr:	Ending on the Sunday closest to the end of April

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

☒ Yes ☐ No

1.04	EMPLOYER

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert “Not Applicable” if none have been authorized):

	Entity	Publicly Traded on Est. Securities Market

		Yes	No
	Del Monte Corporation	☐	☒

	See below	☐	☐

		☐	☐

		☐	☐

		☐	☐

		☐	☐

The Plan Sponsor, by action of its Board of Directors or Compensation Committee, may designate any affiliate of the Plan Sponsor from time to time be a participating employer under the Plan.

1.05	ADMINISTRATOR

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

	Name:	Compensation Committee of the Board of Directors of Del Monte Foods Company

	Address:	One Market @ The Landmark, San Francisco, California 94105

Note:     The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06	KEY EMPLOYEE DETERMINATION DATES

The Employer has designated as the Identification Date for purposes of determining Key Employees.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated as the effective date for purposes of applying the six month delay in distributions to Key Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

2.01	PARTICIPATION

	(a)	☒	Employees [complete (i), (ii) or (iii)]

		(i)	☐	Eligible Employees are selected by the Employer.

		(ii)	☒	Eligible Employees are those employees of the Employer who satisfy the following criteria:

Employees who are at a salary grade 40 or above

		(iii)	☐	Employees are not eligible to participate.

	(b)	☐	Directors [complete (i), (ii) or (iii)]

		(i)	☐	All Directors are eligible to participate.

		(ii)	☐	Only Directors selected by the Employer are eligible to participate.

		(iii)	☒	Directors are not eligible to participate.

3.01	COMPENSATION

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

	(a)	☒	Compensation is defined as:

Cash Annual Incentive Award

	(b)	☐	Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.

	(c)	☐	Director Compensation is defined as:

	(d)	☐	Compensation shall, for all Plan purposes, be limited to $ .

	(e)	☐	Not Applicable.

3.02	BONUSES

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses:

	Type	Will be treated as Performance Based Compensation

		Yes	No

	Cash Annual Incentive Award, except as provided below	☒	☐

	Cash Annual Incentive Award for Participants who have attained age 55 with 10 Years of Service (as defined in the Appendix A) and are not Section 16 Officers	☐	☒

		☐	☐

		☐	☐

		☐	☐

☐ Not Applicable.

4.01	PARTICIPANT CONTRIBUTIONS

If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d).

(a) Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete “dollar amount” and / or “percentage amount”.

(i) Compensation Other than Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
(a)
(b)
(c)

Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii) Bonuses [do not complete if you complete (iii)]

Type of Bonus	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
(a) Cash Annual Incentive Award			5%	100%	1%
(b)
(c)

(iii) Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount		Increment
Min	Max	Min	Max

(iv) Director Compensation

Type of Compensation	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Annual Retainer
Meeting Fees
Other:
Other:

(b)	Election Period

	(i)	Performance Based Compensation

A special election period

		☒	Does	☐	Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement. The special election period, if applicable, will be determined by the Employer.

	(ii)	Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

		☒	May	☐	May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan.

(c)	Revocation of Deferral Agreement

A Participant’s deferral agreement

	☒	Will

	☐	Will Not

be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

(d)	No Participant Contributions

	☐	Participant contributions are not permitted under the Plan.

5.01	EMPLOYER CONTRIBUTIONS

If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).

	(a)	Matching Contributions

		(i)	Amount

For each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

			(A)	☐ [insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

			(B)	☐ An amount determined by the Employer in its sole discretion

			(C)	☐ Matching Contributions for each Participant shall be limited to $ and/or % of Compensation.

			(D)	☐ Other:

			(E)	☐ Not Applicable [Proceed to Section 5.01(b)]

		(ii)	Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]:

			(A)	☐ Describe requirements:

			(B)	☐ Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions

			(C)	☐ No requirements

	(iii)	Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:

		(A)	☐	As of the last day of the Plan Year

		(B)	☐	At such times as the Employer shall determine in it sole discretion

		(C)	☐	At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant

		(D)	☐	Other:

(b)	Other Contributions

	(i)	Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

		(A)	☐	An amount equal to [insert number] % of the Participant’s Compensation

		(B)	☐	An amount determined by the Employer in its sole discretion

		(C)	☐	Contributions for each Participant shall be limited to $

		(D)	☐	Other:

		(E)	☐	Not Applicable [Proceed to Section 6.01]

	(ii)	Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:

		(A)	☐	Describe requirements:

		(B)	☐	Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

		(C)	☐	No requirements

	(iii)	Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

		(A)	☐	As of the last day of the Plan Year

		(B)	☐	At such time or times as the Employer shall determine in its sole discretion

		(C)	☐	Other:

(c)	No Employer Contributions

	☒	Employer contributions are not permitted under the Plan.

6.01	DISTRIBUTIONS

The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.

	(a)	Timing of Distributions

		(i)	All distributions shall commence in accordance with the following [choose one]:

			(A)	☐	As soon as administratively feasible following the distribution event

			(B)	☒	Monthly on specified day 15th day of the month following the end of the month in which the sixth month anniversary of the Participant’s Separation of Service or Disability occurs [insert day]

			(C)	☐	Annually on specified month and day [insert month and day]

			(D)	☐	Calendar quarter on specified month and day [ month of quarter (insert 1,2 or 3); day (insert day)]

		(ii)	The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:

			(A)	☐	Event Delay – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for months [insert number of months].

			(B)	☐	Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

			(C)	☒	Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

Death

			(D)	☐	Not applicable.

(b)	Distribution Events

Participants may elect the following payment events and the associated form or forms of payment. If multiple events are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5,7,9).
				Lump Sum	Installments

	(i)	☒	Specified Date	X	2 - 10 years

	(ii)	☐	Specified Age		years

	(iii)	☐	Separation from Service		years

	(iv)	☒	Separation from Service plus 6 months	X	2 – 10 years

	(v)	☐	Separation from Service plus months [not to exceed months]		years

	(vi)	☐	Retirement		years

	(vii)	☐	Retirement plus 6 months		years

	(viii)	☐	Retirement plus months [not to exceed months]		years

	(ix)	☐	Later of Separation from Service or Specified Age		years

	(x)	☐	Later of Separation from Service or Specified Date		years

	(xi)	☐	Disability		years

	(xii)	☐	Death		years

	(xiii)	☐	Change in Control		years

The minimum deferral period for Specified Date or Specified Age event shall be years.

Installments may be paid [select each that applies]

	☐	Monthly

	☐	Quarterly

	☒	Annually

(c)	Specified Date and Specified Age elections may not extend beyond age 65 [insert age or “Not Applicable” if no maximum age applies].

(d)	Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

	EVENTS		FORM OF PAYMENT
☐	Separation from Service		Lump sum Installments
☒	Separation from Service before Retirement	X	Lump sum Installments
☒	Death	X	Lump sum Installments
☒	Disability	X	Lump sum Installments
☐	Not Applicable

(e)	Involuntary Cashouts

	☒	If the Participant’s vested Account at the time of his Separation from Service does not exceed $20,000 distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan.

	☐	There are no involuntary cashouts.

(f)	Retirement

	☒	Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

Reaches age 55 with 10 Years of Service (as defined in Appendix A)

	☐	No special definition of Retirement applies.

(g)	Distribution Election Change

A Participant

☒ Shall
☐ Shall Not

be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan.

A Participant shall generally be permitted to elect such modification one time.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)	Frequency of Elections

The Plan Sponsor

☒ Has
☐ Has Not

Elected to permit annual elections of a time and form of payment for amounts deferred under the Plan.

7.01 VESTING

(a) Matching Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Matching Contributions shall be based on the following schedule:

☐ Years of Service	Vesting %
0		(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9

☐ Other:

☐ Class year vesting applies.

☒ Not applicable.

(b) Other Employer Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Employer contributions other than Matching Contributions shall be based on the following schedule:

☐ Years of Service	Vesting %
0		(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9

☐ Other:

☐ Class year vesting applies.

☒ Not applicable.

(c)	Acceleration of Vesting

A Participant’s vested interest in his Account will automatically be 100% upon the occurrence of the following events: [select the ones that are applicable]:

	(i)	☐	Death

	(ii)	☐	Disability

	(iii)	☐	Change in Control

	(iv)	☐	Eligibility for Retirement

	(v)	☐	Other:

	(vi)	☒	Not applicable.

(d)	Years of Service

	(i)	A Participant’s Years of Service shall include all service performed for the Employer and

		☐	Shall
		☐	Shall Not

include service performed for the Related Employer.

	(ii)	Years of Service shall also include service performed for the following entities:

(iii)	Years of Service shall be determined in accordance with (select one)

	(A)	☐	The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

	(B)	☐	The general method in DOL Reg. Sec. 2530.200b-1 through b-4

	(C)	☐	The Participant’s Years of Service credited under [insert name of plan]

	(D)	☐	Other:

(iv)	☒ Not applicable.

8.01	UNFORESEEABLE EMERGENCY

	(a)	A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:

		☒	Will
		☐	Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

	(b)	Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:

		☒	Will
		☐	Will Not

be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01	INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:

	(a)	☒	The Participant or his Beneficiary

	(b)	☐	The Employer

10.01	GRANTOR TRUST

The Employer [select one]:

☐ Does
☒ Does Not

intend to establish a grantor trust in connection with the Plan.

11.01	TERMINATION UPON CHANGE IN CONTROL

The Plan Sponsor

☒ Reserves
☐ Does Not Reserve

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.

11.02	AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant’s Account

☐ Shall
☒ Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

11.03	CHANGE IN CONTROL

A Change in Control for Plan purposes includes the following [select each definition that applies]:

(a) ☒ A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.

(b) ☒ A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.

(c) ☒ A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.

(d) ☐ Not Applicable.

12.01	GOVERNING STATE LAW

The laws of California shall apply in the administration of the Plan to the extent not preempted by ERISA.

The Plan Sponsor has caused this Adoption Agreement to be executed this 24th day of September, 2009.

PLAN SPONSOR:	Del Monte Foods Company

By:	/s/ Richard W. Muto

Title:	Senior Vice President and Chief Human Resources Officer

DEL MONTE FOODS COMPANY

DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1 – GENERAL
1.1	Plan	1-1
1.2	Effective Dates	1-1
1.3	Amounts Not Subject to Code Section 409A	1-1

ARTICLE 2 – DEFINITIONS
2.1	Account	2-1
2.2	Administrator	2-1
2.3	Adoption Agreement	2-1
2.4	Beneficiary	2-1
2.5	Board or Board of Directors	2-1
2.6	Bonus	2-1
2.7	Change in Control	2-1
2.8	Code	2-1
2.9	Compensation	2-1
2.10	Director	2-1
2.11	Disabled	2-2
2.12	Eligible Employee	2-2
2.13	Employer	2-2
2.14	ERISA	2-2
2.15	Identification Date	2-2
2.16	Key Employee	2-2
2.17	Participant	2-2
2.18	Plan	2-2
2.19	Plan Sponsor	2-2
2.20	Plan Year	2-2
2.21	Related Employer	2-2
2.22	Retirement	2-3
2.23	Separation from Service	2-3
2.24	Unforeseeable Emergency	2-4
2.25	Valuation Date	2-5
2.26	Years of Service	2-5

ARTICLE 3 – PARTICIPATION
3.1	Participation	3-1
3.2	Termination of Participation	3-1

i

ARTICLE 4 – PARTICIPANT ELECTIONS
4.1	Deferral Agreement	4-1
4.2	Amount of Deferral	4-1
4.3	Timing of Election to Defer	4-1
4.4	Election of Payment Schedule and Form of Payment	4-2

ARTICLE 5 – EMPLOYER CONTRIBUTIONS
5.1	Matching Contributions	5-1
5.2	Other Contributions	5-1

ARTICLE 6 – ACCOUNTS AND CREDITS
6.1	Establishment of Account	6-1
6.2	Credits to Account	6-1

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS
7.1	Investment Options	7-1
7.2	Adjustment of Accounts	7-1

ARTICLE 8 – RIGHT TO BENEFITS
8.1	Vesting	8-1
8.2	Death	8-1
8.3	Disability	8-1

ARTICLE 9 – DISTRIBUTION OF BENEFITS
9.1	Amount of Benefits	9-1
9.2	Method and Timing of Distributions	9-1
9.3	Unforeseeable Emergency	9-1
9.4	Payment Election Overrides	9-2
9.5	Cashouts of Amounts Not Exceeding Stated Limit	9-2
9.6	Required Delay in Payment to Key Employees	9-2
9.7	Change in Control	9-3
9.8	Permissible Delays in Payment	9-7
9.9	Permitted Acceleration of Payment	9-8

ii

ARTICLE 10 – AMENDMENT AND TERMINATION
10.1	Amendment by Plan Sponsor	10-1
10.2	Plan Termination Following Change in Control or Corporate Dissolution	10-1
10.3	Other Plan Terminations	10-1

ARTICLE 11 – THE TRUST
11.1	Establishment of Trust	11-1
11.2	Grantor Trust	11-1
11.3	Investment of Trust Funds	11-1

ARTICLE 12 – PLAN ADMINISTRATION
12.1	Powers and Responsibilities of the Administrator	12-1
12.2	Claims and Review Procedures	12-2
12.3	Plan Administrative Costs	12-3

ARTICLE 13 – MISCELLANEOUS
13.1	Unsecured General Creditor of the Employer	13-1
13.2	Employer’s Liability	13-1
13.3	Limitation of Rights	13-1
13.4	Anti-Assignment	13-1
13.5	Facility of Payment	13-1
13.6	Notices	13-2
13.7	Tax Withholding	13-2
13.8	Indemnification	13-2
13.9	Successors	13-3
13.10	Disclaimer	13-3
13.11	Governing Law	13-3

iii

PREAMBLE

The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be interpreted, implemented and administered in a manner consistent therewith.

ARTICLE 1 – GENERAL

1.1	Plan. The Plan will be referred to by the name specified in the Adoption Agreement.

1.2	Effective Dates.

(a)	Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.

(b)	Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated. Except to the extent otherwise provided herein or in the Adoption Agreement, the Plan shall apply to amounts deferred and benefit payments made on or after the Amendment Effective Date.

(c)	Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.

1.3	Amounts Not Subject to Code Section 409A

Except as otherwise indicated by the Plan Sponsor in Section 1.01 of the Adoption Agreement, amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 will be separately accounted for and administered in accordance with the terms of the Plan as in effect on December 31, 2004.

1-1

ARTICLE 2 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1	“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.

2.2	“Administrator” means the person or persons designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan. If no Administrator is designated in the Adoption Agreement, the Administrator is the Plan Sponsor.

2.3	“Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.

2.4	“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.6	“Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.

2.7	“Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.7.

2.8	“Code” means the Internal Revenue Code of 1986, as amended.

2.9	“Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.

2.10	“Director” means a non-employee member of the Board who has been designated by the Employer as eligible to participate in the Plan.

2-1

2.11	“Disabled” means a determination by the Administrator that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer. A Participant will be considered Disabled if he is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

2.12	“Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.

2.13	“Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

2.14	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.15	“Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.

2.16	“Key Employee” means an employee who satisfies the conditions set forth in Section 9.6.

2.17	“Participant” means an Eligible Employee or Director who commences participation in the Plan in accordance with Article 3.

2.18	“Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor and as amended from time to time.

2.19	“Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement or any successor by merger, consolidation or otherwise.

2.20	“Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.

2.21	“Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Employer.

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2.22	“Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.

2.23	“Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to re-employment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 month period of absence may be substituted for the six month period.

Whether a termination of employment has occurred is based on whether the facts and circumstances indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months). If a Participant continues to provide services to a Related Employer in a capacity other than as an employee, the Participant will not be deemed to have a termination of employment if the Participant is providing services at an annual rate that is at least 50 percent of the services rendered by such individual, on average, during the immediately preceding 36 month period of employment (or such lesser period of employment) and the annual remuneration for such services is at least 50 percent of the average annual remuneration earned during the such 36 calendar months of employment (or such lesser period of employment).

An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract, all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.

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If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service. If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a director.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as an employee are not taken into account in determining whether the Participant has experienced a Separation from Service as a director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a director that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.

All determinations of whether a Separation from Service has occurred will be made in a manner consistent with Code Section 409A and the final regulations thereunder.

2.24	“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code section 152(b)(i), (b)(2) and (d)(i)(B); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

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2.25	“Valuation Date” means each business day of the Plan Year.

2.26	“Years of Service” means each one year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

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ARTICLE 3 – PARTICIPATION

3.1	Participation. The Participants in the Plan shall be those Directors and employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.

3.2	Termination of Participation. The Administrator may terminate a Participant’s participation in the Plan in a manner consistent with Code Section 409A. If the Employer terminates a Participant’s participation before the Participant experiences a Separation from Service the Participant’s vested Accounts shall be paid in accordance with the provisions of Article 9.

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ARTICLE 4 – PARTICIPANT ELECTIONS

4.1	Deferral Agreement. If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee and Director may elect to defer his Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee or Director desires to defer Compensation. An Eligible Employee or Director who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

A deferral agreement may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3 or in Section 4.01(c) of the Adoption Agreement, a deferral agreement becomes irrevocable at the close of the specified period.

4.2	Amount of Deferral. An Eligible Employee or Director may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.

4.3	Timing of Election to Defer. Each Eligible Employee or Director who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned, provided the Participant has performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Participant executed the deferral agreement and provided further that the compensation has not yet become ‘readily ascertainable’ with the meaning of Reg. Sec 1.409A-2(a)(8). In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Reg. Sec. 1.409A -2(a)(6), the deferral agreement may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.

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Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year or a Director who is designated as eligible to participate during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30) day period beginning on the date the employee is classified or designated as an Eligible Employee or the date the Director is designated as eligible, whichever is applicable, if permitted by Section 4.01(b)(ii) of the Adoption Agreement. If Compensation is based on a specified performance period that begins before the Eligible Employee or Director executes his deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election becomes irrevocable and effective over the total number of days in the performance period. The rules of this paragraph shall not apply unless the Eligible Employee or Director can be treated as initially eligible in accordance with Reg. Sec. 1.409A-2(a)(7).

4.4	Election of Payment Schedule and Form of Payment.

All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4.

(a) If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee or Director completes a deferral agreement, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement. Prior to the time required by Reg. Sec. 1.409A-2, the Eligible Employee or Director shall elect a distribution event (which includes a specified time) and a form of payment for any Employer contributions that may be credited to the Participant’s Account during the Plan Year. If an Eligible Employee or Director fails to elect a distribution event, he shall be deemed to have elected Separation from Service as the distribution event. If he fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

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(b) If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee or Director first completes a deferral agreement but in no event later than the time required by Reg. Sec. 1.409A-2, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement. If an Eligible Employee or Director fails to elect a distribution event, he shall be deemed to have elected Separation from Service in the distribution event. If the fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

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ARTICLE 5 – EMPLOYER CONTRIBUTIONS

5.1	Matching Contributions. If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement. The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.

5.2	Other Contributions. If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement. The contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

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ARTICLE 6 – ACCOUNTS AND CREDITS

6.1	Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

6.2	Credits to Account. A Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions treated as allocated on his behalf under Article 5.

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ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS

7.1	Investment Options. The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.

7.2	Adjustment of Accounts. The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as of the Valuation Date coincident with or next following notice to the Administrator. Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

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ARTICLE 8 – RIGHT TO BENEFITS

8.1	Vesting. A Participant, at all times, has the 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.

A Participant’s right to the amounts credited to his Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement. Upon a Separation from Service and after application of the provisions of Section 7.01 of the Adoption Agreement, the Participant shall forfeit the nonvested portion of his Account.

8.2	Death. The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to accelerate distributions upon Death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement. If the Plan Sponsor does not elect to accelerate distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the vested amount credited to the Participant’s Account will be paid in accordance with the provisions of Article 9.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 9.

8.3	Disability. If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be made by the Administrator in its sole discretion in a manner consistent with the requirements of Code Section 409A.

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ARTICLE 9 – DISTRIBUTION OF BENEFITS

9.1	Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2	Method and Timing of Distributions. Except as otherwise provided in this Article 9, distributions under the Plan shall be made in accordance with the elections made or deemed made by the Participant under Article 4. Subject to the provisions of Section 9.6 requiring a six month delay for certain distributions to Key Employees, distributions following a payment event shall commence at the time specified in Section 6.01(a) of the Adoption Agreement. If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment. The distribution election change must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A or the provisions of Reg. Sec. 1.409A-2(b). For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.

9.3

Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted, and may require the Participant to certify that the need cannot be met from other sources reasonably available to the Participant. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or

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(c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state, foreign or local income taxes and penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to an Unforeseeable Emergency. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the six month period of delay required by section 9.6.

9.4	Payment Election Overrides. If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply. Upon the occurrence of the first event selected by the Plan Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated to the Participant or his Beneficiary regardless of whether the Participant had made different elections of time and/or form of payment or whether the Participant was receiving installment payments at the time of the event.

9.5	Cashouts Of Amounts Not Exceeding Stated Limit. If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Plan Sponsor in Section 6.01(e) of the Adoption Agreement at the time he separates from service with the Related Employer for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01(a) of the Adoption Agreement in a single lump sum cash payment following such termination regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his Account or whether the Participant was receiving installments at the time of such termination. A Participant’s Account, for purposes of this Section 9.5, shall include any amounts described in Section 1.3.

9.6	Required Delay in Payment to Key Employees. Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service (or Retirement, if applicable) to a Participant who is a Key Employee as of the date of his Separation from Service (or Retirement, if applicable) shall not be made before the date which is six months after the Separation from Service (or Retirement, if applicable).

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(a) A Participant is treated as a Key Employee if (i) he is employed by a Related Employer any of whose stock is publicly traded on an established securities market, and (ii) he satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), determined without regard to Code Section 416(i)(5), at any time during the twelve month period ending on the Identification Date.

(b) A Participant who is a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six month delay in distributions for the twelve month period beginning on the first day of a month no later than the fourth month following the Identification Date. The Identification Date and the effective date of the delay in distributions shall be determined in accordance with Section 1.06 of the Adoption Agreement.

(c) The Plan Sponsor may elect to apply an alternative method to identify Participants who will be treated as Key Employees for purposes of the six month delay in distributions if the method satisfies each of the following requirements. The alternative method is reasonably designed to include all Key Employees, is an objectively determinable standard providing no direct or indirect election to any Participant regarding its application, and results in either all Key Employees or no more than 200 Key Employees being identified in the class as of any date. Use of an alternative method that satisfies the requirements of this Section 9.6(c) will not be treated as a change in the time and form of payment for purposes of Reg. Sec. 1.409A-2(b).

(d) The six month delay does not apply to payments described in Section 9.9(a),(b) or (d) or to payments that occur after the death of the Participant. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the six month period of delay required by this Section 9.6.

9.7

Change in Control. If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply. A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4. Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum

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payment. A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor, but only if elected by the Plan Sponsor in Section 11.03 of the Adoption Agreement. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7. All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.

If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his death or Disability as provided in Article 8.

Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7. A distribution to the Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan in accordance with Section 10.2 and distributes the Participant’s benefits within twelve months of a Change in Control as provided in Section 10.3.

(a)	Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.

(b)

Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested

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option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

(c)	Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)

Change in the effective control of a corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any twelve month period by directors whose

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appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of Section 9.7(a). In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c). For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.7(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)

Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation or the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a

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corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

9.8	Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis.

(a)	The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed.

(b)	The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

(c)	The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

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9.9	Permitted Acceleration of Payment. The Employer may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Reg. Sec. 1.409A-3(j)(4), including the following events:

(a)	Domestic Relations Order. A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Code Section 414(p).

(b)	Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.

(c)	De Minimis Amounts. A payment will be accelerated if (i) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), (ii) at the time the payment is made the amount constitutes the Participant’s entire interest under the Plan and all other plans that are aggregated with the Plan under
Reg. Sec. 1.409A-1(c)(2).

(d)	FICA Tax. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Code Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment under this subsection (d) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.

(e)	Section 409A Additional Tax. A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.

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(f)	Offset. A payment may be accelerated in the Employer’s discretion as satisfaction of a debt of the Participant to the Employer, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer, the entire amount of the reduction in any of the Employer’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(g)	Other Events. A payment may be accelerated in the Administrator’s discretion in connection with such other events and conditions as permitted by Code Section 409A.

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ARTICLE 10 – AMENDMENT AND TERMINATION

10.1	Amendment by Plan Sponsor. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued and vested prior to the amendment.

10.2	Plan Termination Following Change in Control or Corporate Dissolution. If so elected by the Plan Sponsor in 11.01 of the Adoption Agreement, the Plan Sponsor reserves the right to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.7. For this purpose, the Plan will be treated as terminated only if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control which are treated as a single plan under Reg. Sec. 1.409A-1(c)(2) are also terminated so that all participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the arrangements. In addition, the Plan Sponsor reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the termination occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable.

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Other Plan Terminations. The Plan Sponsor retains the discretion to terminate the Plan if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under Code Section 409A and Reg. Sec. 1.409A-1(c)(2) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four months of the termination of the arrangements, (d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A and the regulations thereunder at any time within the three year period following the date of termination of the arrangement, and (e) the termination does not occur proximate to a downturn in the financial health of the Plan sponsor. The Plan Sponsor also reserves the right to amend

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the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

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ARTICLE 11 – THE TRUST

11.1	Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.

11.2	Grantor Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.

11.3	Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

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ARTICLE 12 – PLAN ADMINISTRATION

12.1	Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To administer the claims and review procedures specified in Section 12.2;

(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)	To determine the person or persons to whom such benefits will be paid;

(g)	To authorize the payment of benefits;

(h)	To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j)	By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.

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12.2	Claims and Review Procedures.

(a)	Claims Procedure.

If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review. Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Administrator. The Administrator may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period (45 day period in the case of a claim regarding Disability). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)	Review Procedure.

Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The notification will explain that the person is entitled to receive, upon request and free of charge,

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reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review. The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability). The Administrator may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period (45 days in the case of a claim regarding Disability). If the decision on review is not made within such period, the claim will be considered denied.

12.3	Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Plan to the extent not paid by the Employer.

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ARTICLE 13 – MISCELLANEOUS

13.1	Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2	Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

13.3	Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

13.4	Anti-Assignment. Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder. Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the administrator, to satisfy any debt or liability to the Employer.

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Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may

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direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.

13.6	Notices. Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.

13.7	Tax Withholding. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

13.8	Indemnification. (a) Each Indemnitee (as defined in Section 13.8(e)) shall be indemnified and held harmless by the Employer for all actions taken by him and for all failures to take action (regardless of the date of any such action or failure to take action), to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated, against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined in Subsection (e)). No indemnification pursuant to this Section shall be made, however, in any case where (1) the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or (2) there is a settlement to which the Employer does not consent.

(b) The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Employer in advance of the final disposition of the Proceeding, to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated; provided that, if such law requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only on delivery to the Employer of

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an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(c) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be such and shall inure to the benefit of his heirs, executors, and administrators. The Employer agrees that the undertakings made in this Section shall be binding on its successors or assigns and shall survive the termination, amendment or restatement of the Plan.

(d) The foregoing right to indemnification shall be in addition to such other rights as the Indemnitee may enjoy as a matter of law or by reason of insurance coverage of any kind and is in addition to and not in lieu of any rights to indemnification to which the Indemnitee may be entitled pursuant to the by-laws of the Employer.

(e) For the purposes of this Section, the following definitions shall apply:

(1) “Indemnitee” shall mean each person serving as an Administrator (or any other person who is an employee, director, or officer of the Employer) who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he is or was performing administrative functions under the Plan.

(2) “Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, an action, suit, or proceeding by or in the right of the Employer), whether civil, criminal, administrative, investigative, or through arbitration.

13.9	Successors. The provisions of the Plan shall bind and inure to the benefit of the Plan Sponsor, the Employer and their successors and assigns and the Participant and the Participant’s designated Beneficiaries.

13.10	Disclaimer. It is the Plan Sponsor’s intention that the Plan comply with the requirements of Code Section 409A. Neither the Plan Sponsor nor the Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Code Section 409A.

13.11	Governing Law. The Plan will be construed, administered and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement.

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APPENDIX A

DEL MONTE FOODS COMPANY DEFERRED COMPENSATION PLAN

The provisions of this Appendix A shall apply to the Del Monte Foods Company Deferred Compensation Plan.

1. Definitions. For all purposes of the Plan, the following definitions shall apply:

(a) “Administrative Committee” means a committee of one or more persons appointed by the Administrator and delegated authority to administer the Plan pursuant to Section 12.1(j) of the Plan.

(b) “Performance-Based Compensation” means compensation that meets the requirements of performance-based compensation specified in Section 409A(a)(4)(B)(iii) of the Internal Revenue Code of 1986, as amended. Performance-Based Compensation must relate to services performed by the Participant during a designated incentive period of at least twelve (12) months provided that the Participant performed services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the Participant makes an initial deferral election. The performance goals must be pre-established in writing no later than ninety (90) days after the commencement of the performance period, and the outcome must be substantially uncertain at the time the criteria are established.

(c) “Section 16 Officer” a person who is an officer of the Plan Sponsor or any participating Employer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d) “Specified Date” means the particular date or dates selected by the Participant on the deferral agreement for distribution of the Participant’s vested Account pursuant to Section 6.01(b) of the Adoption Agreement.

(e) “Years of Service” shall mean each complete year of employment in which the Participant has been employed by his or her participating Employer. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in case of a leap year) that, for the first year of employment, commences on the Participant’s date of hire and that, for any subsequent year, commences on the anniversary of that hire date. Years of Service shall not include any period of employment with an Employer prior to the time such Employer became a participating Employer in the Plan, unless specifically provided otherwise by the Administrator. Notwithstanding the foregoing, the following periods of service with a predecessor employer shall count toward “Years of Service”:

(i) The amount of continuous employment recognized by the H.J. Heinz Company prior to the closing of the acquisition for employees who became employees of Del Monte Corporation as determined by the Agreement and Plan of Merger dated as of June 12, 2002 among H. J. Heinz Company, SKF Foods Inc., Del Monte Corporation and Del Monte Foods Company.

(ii) The amount of continuous employment recognized by Kraft Foods Global, Inc. prior to the closing of the acquisition for employees who became employees of Del Monte Corporation as determined by the Asset Sale Agreement between Kraft Foods Global, Inc. and Del Monte Corporation dated as of March 15, 2006.

(iii) The amount of continuous employment recognized by Meow Mix Holdings, Inc. prior to the closing of the acquisition for employees who became employees of Del Monte Corporation as determined by the Stock Purchase Agreement, dated as of March 1, 2006, between Meow Mix Holdings, Inc. and Del Monte Corporation.

2. Authority to Freeze the Plan. For the avoidance of doubt, in addition to the authority to amend or terminate the Plan, the Administrator has the authority to discontinue contributions to or “freeze” the Plan at any time.

3. Authority to Accelerate or Delay Contributions. For the avoidance of doubt, the Administrator reserves the right, in its sole discretion, to delay or accelerate distributions under the Plan to the extent permitted by Section 409A of the Internal Revenue Code of 1986, as amended.

4. Plan Investment Alternatives. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, Participant investment decisions regarding the hypothetical amounts credited to a Participant’s Account are to be used for measurement purposes only, and a Participant’s election of any available investment alternative, the allocation to his or her Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such investment alternative. In the event that the Administrator, in its own discretion, decides to invest funds in any or all of the selected investment alternatives, no Participant shall have any rights in or to such investments themselves.

5. Intended Effect of Delegation of Administrative Authority. For the avoidance of doubt, any persons or persons that are delegated authority by the Administrator to administer the Plan shall be treated as the Administrator for all purposes of the Plan with respect to such delegation of authority, including, without limitation, the right to be indemnified by an Employer as an Indemnitee pursuant to Section 13.8 of the Plan.

6. Clawback Offset. To the extent a Participant is subject to any clawback right that has been triggered with respect to any compensation previously paid to Participant or Compensation deferred under this Plan (the amount with respect to which the clawback right has been triggered is the “Clawback Amount”), in the Plan Administrator’s discretion, all or any portion of such Clawback Amount may be withheld by Employer and offset any amounts otherwise distributable under this Plan, such offset to occur at the time the distribution would otherwise be made, and the Participant’s Account balance shall be reduced at such time to reflect such offset.

7. Obligations. The participating Employer that would otherwise have paid a Participant the amount elected for deferral under the Plan is the only entity with any obligation to make payments with respect to such portion of the Participant’s Account attributable to such deferral (the elected deferred amount as adjusted for any related gains or losses credited to the Account), and no other entity has any liability for any failure by a participating Employer to make such payments. No participating Employer has any obligation or potential liability with respect to any portion of any Participant’s Account attributable to deferrals of compensation (including related credited gains and losses) that would not otherwise have been paid by such Employer to such Participant in the absence of a deferral election. For the avoidance of doubt, the Plan Sponsor has no obligation to pay any portion of any Participant’s Account, or potential liability for any failure by any participating Employer to make any payments contemplated by the Plan.